Exhibit 10.2

AMENDED AND RESTATED

MASTER SERVICES AND NON-DISCLOSURE AGREEMENT

THIS AMENDED AND RESTATED MASTER SERVICES AND NON-DISCLOSURE AGREEMENT (this “Agreement”), effective as of May 29, 2025 (the “Effective Date”), is made by and between Streamline Health Solutions, Inc., a Delaware corporation (“Company”), with its principle place of business at 1175 Peachtree Street NE, 10th Floor, Atlanta, Georgia 30361, and 180 Consulting, Inc., a Georgia corporation (formerly 180 Consulting LLC, a Georgia limited liability company) (“Consultant”), with its offices located at 121 Greenway Blvd., Carrollton, Georgia 30117.

WHEREAS Company and Consultant are parties to the Master Services and Non-Disclosure Agreement, dated as of March 19, 2020 (the “Original Effective Date”), as amended by that certain First Amendment to Master Services and Non-Disclosure Agreement, dated as of February 1, 2021 (collectively and as amended, the “Original Agreement”), under which Consultant has provided and is providing the services set forth in one or more Statements of Work (as defined in the Original Agreement) (the “Existing SOWs”);

WHEREAS, as of the date hereof, Company and Consultant are parties to two Existing SOWs under the Original Agreement, consisting of (i) that certain Statement of Work # 1, dated as of January 1, 2024, as amended by that certain First Amendment to Statement of Work # 1, dated as of September 1, 2024 (collectively and as amended, the “Original SOW # 1”), for the provision of certain software development resources specified therein, and (ii) that certain Statement of Work # 2, dated as of January 1, 2024 (as amended, the “Original SOW # 2”), for the license of certain software owned or licensed by Consultant to Company and the provision by Consultant of services related to such software;

WHEREAS, Company is entering into an Agreement and Plan of Merger, dated as of even date herewith, by and among Mist Holding Co., a Delaware corporation (“Acquiror”), MD BE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), and Company, pursuant to which and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Company (the “Merger”), with Company surviving the Merger as a wholly owned subsidiary of Acquiror; and

WHEREAS, in connection with the Merger and the delisting of the shares of common stock, par value $0.01 per share, of Company (the “Common Shares”) from the Nasdaq Stock Market that is anticipated to occur in connection therewith, the parties hereto desire to amend and restate the Original Agreement, the Original SOW #1 and the Original SOW #2 in their entirety to, among other things, provide for certain compensation to Consultant to be paid in cash in lieu of the issuance of Common Shares, modify the term of Consultant’s services and provide certain other rights for each of the parties.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and other valuable consideration, the receipt and sufficiency of which is acknowledged, Company and Consultant agree:

1.	TERM.

The term of this Agreement commenced as of the Original Effective Date and shall continue until March 31, 2026 (the “Initial Term”). Following the Initial Term, the term of this Agreement will automatically renew for successive periods of twelve (12) months (each, a “Renewal Term”), unless (a) Company provides written notice to Consultant that it does not desire to extend the term of this Agreement at least six (6) months prior to the expiration of Initial Term, or (b) following the Initial Term, either party hereto provides written notice to the other party that it does not desire to extend the term of this Agreement at least six (6) months prior to the expiration of the then-current Renewal Term. The Initial Term and any Renewal Term(s) are collectively referred to herein as the “Term” This Agreement may also be terminated by either party hereto prior to the expiration of the applicable Term in accordance with the provisions of Section 7 of this Agreement.

Notwithstanding the foregoing or anything to the contrary herein, this Agreement shall not expire or terminate with respect to a particular Statement of Work (as defined below) while such Statement of Work is in effect. To the extent Consultant is providing Services (as defined below) to Company under a Statement of Work as of the date this Agreement would otherwise expire or terminate, the Term shall automatically be extended until, and the expiration or termination of this Agreement will be deemed effective, immediately upon the expiration or termination of the last such Statement of Work.

2.	OBLIGATIONS OF CONSULTANT

Subject to the terms and conditions in this Agreement, Consultant will perform the services and provide the licenses, rights and other deliverables (“Services”) specified in a Statement of Work (defined below). In the event of any conflict or inconsistency between the body of this Agreement and a Statement of Work, the terms and provisions of such Statement of Work, as amended from time to time, shall prevail and be given priority.

2.1

The specific Services, and the associated compensation to be paid to Consultant, will be specified in one or more statements of work attached as appendices to this Agreement signed by each party hereto before being binding on that party (each, a “Statement of Work” and, collectively, “Statements of Work”). The term of a Statement of Work shall be as set forth in such Statement of Work, unless earlier terminated as set forth in this Agreement or such Statement of Work. The parties hereto may, from time to time during the Term of this Agreement, create additional Statements of Work or amend any existing Statements of Work in a writing signed by each party. Each Statement of Work shall be considered a part of this Agreement.

2.2

Consultant represents and warrants that (i) Consultant’s Services will be provided in a professional, competent, and timely manner and in accordance with all applicable laws and regulations; (ii) Consultant shall not violate any prior confidentiality agreement, employment contract or any other duty owed to any other customer or former employer; and (iii) Consultant shall conform to generally accepted standards applicable to consulting services provided by persons specializing in the Services that Consultant is rendering under this Agreement.

3.	NATURE OF RELATIONSHIP

Company and Consultant agree that Consultant is and will be at all times during the Term an independent contractor. The parties hereto agree that Consultant will perform the Services under the direction of a Company-assigned and designated Project Manager (as defined in Section 3.5 hereto) as to the result of the assigned activity, but that Consultant will determine the manner and means by which the Services are to be accomplished, subject to the express condition that Consultant will at all times comply with applicable law. Consistent with the nature of the parties’ relationship, the parties hereto expressly acknowledge and agree:

3.1

During the Term, Consultant and Consultant’s staff are not employees of Company and shall not be treated as employees for any purpose, including, without limitation, for purposes of Company employee benefits plans.

3.2

Nothing in this Agreement or otherwise shall be construed as identifying Consultant as an employee, partner, agent, joint venturer, or legal representative of Company or any of Company’s related or affiliated entities during the Term for any purpose whatsoever.

3.3

Consultant is not authorized to transact business, incur obligations, sell goods, receive payments, solicit orders, assign or create any obligation of any kind, express or implied, on behalf of Company or any of Company’s related or affiliated entities, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of Company or any of Company’s related or affiliated entities with respect to any matter, except as expressly authorized in writing by Company.

3.4	Company has no right to control the manner in which Consultant performs Services under this Agreement and Consultant is free to perform the Services in the manner Consultant deems fit, provided that:

3.4.1

Consultant (i) shall notify Company of the admission of any new entity or individual as a shareholder of Consultant, and (ii) shall not admit any “related person” of Company (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) as a shareholder of Consultant, or otherwise allow any such “related person” to participate in or receive any material benefit from this Agreement, without prior written consent of Company, which consent shall not be unreasonably withheld. Consultant represents and warrants that as of the date hereof and all times since the Original Effective Date, the ownership of Consultant is and has been as set forth on Schedule I hereto and no “related person” has otherwise participated in or received any material benefit from this Agreement; and

3.4.2	Consultant’s Services are performed in accordance with Section 2.2 above and other applicable provisions of this Agreement.

3.5

Company will appoint a representative to serve as project manager (the “Project Manager”). The Project Manager will be the principal point of contact with Company and will periodically review the Services and timely report to Consultant if any are not acceptable under the applicable Statement of Work. Consultant will provide any procedures, materials and technical assistance reasonably necessary and take all actions required to enable Company to review the Services. Consultant will work diligently to correct any deficiencies in the Services that may be discovered.

3.6	Any administrative costs incurred for office supplies or for retaining assistants in connection with providing the Services shall be at Consultant’s sole expense.

3.7	Consultant may render personal services for compensation to or for persons or companies other than Company during the Term.

3.8

Because Consultant is an independent contractor, Company will not withhold taxes from any sums due under this Agreement. Consultant agrees that Consultant is required to pay and shall be solely liable for all applicable taxes, including, without limitation, federal income tax and state income tax, on any fees paid hereunder.

4.	PAYMENT FOR SERVICES

4.1

In consideration for the performance by Consultant of the Services required by this Agreement, Company agrees to pay, and Consultant agrees to accept payment, in the amounts and in the forms specified in each Statement of Work.

4.2

Except as otherwise specifically provided in any Statement of Work, in order to receive timely payment, Consultant will submit to Company monthly invoices (each, an “Invoice”) on the first day of each month (each such date on which an Invoice is received by Company, an “Invoice Date”) that reflect, in reasonable detail, the Services to be provided during that month and the amounts payable in connection therewith pursuant to the applicable Statement of Work, and also submit to Company quarterly summaries of the Invoices submitted during a Company fiscal quarter.

4.3

Compensation for Services detailed in each Statement of Work may be payable in cash, in fully paid and non-assessable Common Shares and/or such other forms of consideration as detailed in each Statement of Work; provided, however, that from and after the consummation of the Merger or any other transaction that results in Company’s shares no longer being listed on the Nasdaq Stock Market or any other national securities exchange, any compensation payable in Common Shares shall, in lieu thereof, be payable in cash. Any portion of such compensation to be paid by the issuance of Common Shares is referred to herein as the “Equity Portion” of such compensation.

4.4

Except as otherwise specifically provided in any Statement of Work or in Section 4.5 below, (a) all Invoices shall be paid by Company within thirty (30) days of the Invoice Date and (b) should any such Invoice fail to be paid by Company within sixty (60) days of an Invoice Date, the outstanding balance set forth on such Invoice shall accrue interest for each day following the 60th day after the Invoice Date until paid at a rate per annum equal to the lesser of: (i) twelve percent (12%) or (ii) the maximum amount permitted by law.

4.5

The Equity Portion of the compensation shown in an Invoice (if any) shall be due on a quarterly basis (based on Company’s fiscal quarters), within thirty (30) days following the end of Company’s relevant fiscal quarter end date. By way of example, the due date for the Equity Portion of the compensation shown on the Invoices for May, June and July 2025 (the second fiscal quarter of Company’s 2025 fiscal year) would be August 30, 2025. No interest shall accrue on such Equity Portion unless the applicable Common Shares have not been issued by the 30th day following the end of Company’s relevant fiscal quarter end date, in which case the outstanding balance of such Equity Portion shall accrue interest, payable in additional Common Shares or cash (at Company’s option), for each day thereafter until paid at a rate per annum equal to the lesser of: (i) twelve percent (12%) or (ii) the maximum amount permitted by law. Notwithstanding the foregoing, and for the avoidance of doubt, any such Common Shares issued in connection with the Equity Portion of the compensation shown in an Invoice shall be considered earned and allocated to Consultant, and irrevocable by Company, upon the Invoice Date, notwithstanding the deferred due date for issuance hereunder.

4.6

Subject to any amendments, changes or revisions to the Securities Act, the Exchange Act of 1934, as amended, and/or the rules and regulations promulgated thereunder, and/or the listing requirements of other rules and regulations of the Nasdaq Stock Market (or any other securities exchange on which the Common Shares may hereafter be listed or traded), in each such instance whereby Company shall be permitted to modify or limit the representations below (but only to the extent necessary) to comply with any such amendment, change or revision, for any issuance of Common Shares in payment of the Equity Portion of an Invoice, Company hereby represents and warrants as follows as of the date of the applicable issuance:

4.6.1	Company’s board of directors has approved such issuance of Common Shares to compensate for an Equity Portion; and

4.6.2	Common Shares to be issued in connection with compensation for an Equity Portion are authorized and available for issuance as of the date of such issuance.

4.7

In respect of any issuance of Common Shares in payment of the Equity Portion of an Invoice, Consultant hereby represents, warrants, acknowledges and agrees as follows as of the date hereof and as of the applicable issuance:

4.7.1	Consultant is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

4.7.2

When issued hereunder, such Common Shares will constitute “restricted securities” under Rule 144 promulgated under the Securities Act and will not have been registered under the Securities Act or any other applicable securities laws, nor is Company under any obligation to register the Common Shares under the Securities Act or any other securities laws. Such Common Shares may not be sold unless they are registered under the Securities Act and any other applicable securities laws or an exemption from the registration requirements thereof is available. Any certificate(s) evidencing such Common Shares may bear a legend evidencing such restrictions.

4.7.3

Such Common Shares are being acquired by Consultant for Consultant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any other applicable securities laws, and such Common Shares will not be disposed of in contravention of the Securities Act or any other applicable securities laws.

4.7.4

Consultant has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks with respect to an investment in such Common Shares. Consultant is able to bear the economic risk of an investment in such Common Shares for an indefinite period of time, has adequate means of providing for its current financial needs and business contingencies, has no need for liquidity in the investment (directly or indirectly) in such Common Shares, understands that Consultant may not be able to liquidate its investment in such Common Shares in an emergency, if at all, and can afford a complete loss of the investment.

4.7.5

Consultant has had an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the Common Shares issuable hereunder and has had full access to such other information concerning Company and its subsidiaries as Consultant has deemed necessary or desirable to assess the merits and risks of Consultant’s investment in such Common Shares. In making its determination to enter into this Agreement and accept the Common Shares as payment for is Services hereunder, Consultant has relied and will rely solely on the express representations and warranties of Company set forth in this Agreement. Consultant acknowledges that none of Company or any of its subsidiaries, or any other person or entity acting on behalf thereof, has made (and Consultant has not relied on) any representation or warranty, express or implied, other than those representations and warranties expressly set forth in this Agreement, and Company expressly disclaims any other representations or warranties.

4.7.6

Consultant understands that Company may be in possession of material, non-public information not known to Consultant (the “Excluded Information”), and such Excluded Information, if publicly disclosed, could foreseeably affect the value of the Common Shares. Company shall not be obligated to disclose any Excluded Information or have any liability to Consultant with respect to any such non-disclosure, and Consultant hereby irrevocably waives any claim that it might have based on the failure of Company to disclose the Excluded Information. Notwithstanding Company’s possession of the Excluded Information which is not being disclosed to Consultant, Consultant desires to enter into this Agreement and accept the Common Shares as payment for is Services hereunder for its own business purposes.

Consultant understands and acknowledges that Company is relying on the representations and warranties contained herein for purposes of confirming the availability of an exemption from the registration and prospectus delivery requirements under the Securities Act in connection with issuing the Common Shares.

4.8

The amounts set forth in each applicable Statement of Work shall be the sole compensation paid by Company to Consultant for the Services, and no other amounts will be payable without the prior written authorization of Company, except as provided in Section 4.9.

4.9

Company shall pay or reimburse Consultant for such reasonable and documented travel expenses incurred by Consultant directly and exclusively related to the Services and which have been approved in advance by Company before the expenses are incurred. Travel expenses which are not approved in advance will not be paid for or reimbursed by Company.

5.	INTELLECTUAL PROPERTY AND CONFIDENTIALITY

5.1

Except as otherwise specifically provided in any Statement of Work, including, without limitation, the Original SOW # 2, as amended and restated on the date hereof and as may be further amended and/or restated from time to time (collectively, and as so amended and/or restated, “SOW # 2”), Consultant hereby assigns to Company all right, title and interest in, to and under any and all inventions, works of authorship, trade secrets, know-how, ideas, discoveries, improvements, materials, content, products, reports, working papers and documentation developed, created or prepared for Company hereunder (including all works-in-process) and any and all intellectual property rights related thereto (collectively, the “Intellectual Property”), including any and all of the foregoing previously or in the future made available or delivered to Company pursuant to any previous or future Statement of Work. Consultant agrees to give Company all reasonable assistance necessary to perfect, obtain, maintain, enforce and defend the rights defined in this section. Except as otherwise specifically provided in any Statement of Work, including, without limitation, SOW # 2, if any part of the Services or Intellectual Property provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to Consultant prior to the Original Effective Date or independently developed by Consultant during the Term (“Pre-Existing IP”), Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide paid-up, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all Pre-Existing IP in support of Company’s exercise or exploitation of the Services, Intellectual Property or other work or information performed or provided hereunder (including any modifications, improvements and derivatives of any of them). Notwithstanding the foregoing, (a) Consultant has not and will not include any Pre-Existing IP in the Services or Intellectual Property without Company’s prior written consent; and (b) the parties acknowledge and agree that this Section 5.1 shall not apply to SOW # 2, and the rights, privileges and obligations with respect to the license of any intellectual property thereunder, and the services associated with such intellectual property license, shall be governed in accordance with the terms and conditions set forth in SOW # 2.

5.2

Consultant acknowledges that its employees and agents may be exposed to certain information, materials, and property of Company (whether in tangible or intangible form) that may be considered confidential or proprietary, including but not limited to financial information, business plans, marketing information, customer lists, trade secrets, copyrights, logos, trademarks, and trade names (collectively, the “Confidential Information”). Consultant will not use (except as necessary to exercise its rights and perform its obligations under this Agreement) or disclose (except to its employees, contractors and agents performing their obligations under this Agreement that are bound by written confidentiality and nonuse obligations at least as restrictive as the terms herein), at any time during or after the term of this Agreement, any Confidential Information, except as may be specifically authorized by the parties hereto in writing or required by law. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it: (a) is or becomes a part of the public domain through no act or omission on the part of Consultant or its agents, employees or representatives; (b) is released from confidential treatment by written consent of Company; (c) is already in Consultant’s possession on a non-confidential basis at the time of disclosure to Consultant, or which Consultant independently develops without using any Confidential Information; or (d) is made known by a third party that is not under a known obligation of confidentiality with Company. Consultant may disclose Confidential Information to the extent required to be disclosed by law to any binding government authority, court order or duly authorized subpoena or (pursuant to a litigation or dispute concerning this Agreement or a Statement of Work; provided, however, in the event that Consultant is requested or required to disclose Confidential Information pursuant to the foregoing, Consultant shall provide Company with prompt written notice of any such request or requirement so that Company may seek a protective order or other appropriate remedy.

5.3

Consultant acknowledges that the Confidential Information of Company is of material value and that failure to perform under the terms of this Agreement will result in immediate and irreparable damage to Company. Therefore, Company shall be entitled to seek equitable relief by way of injunction and such other relief as a court of competent jurisdiction may deem just and proper.

5.4

Consultant represents, warrants, and covenants that (a) this Agreement has been duly and validly executed and delivered by Consultant and constitutes the valid and binding agreement of Consultant, enforceable against Consultant in accordance with its terms, (b) neither Consultant nor Consultant’s employees or agents is under any pre-existing obligation inconsistent with the terms of this Agreement, (c) all personnel performing Services under this Agreement have and will have executed appropriate agreements with Consultant so that Consultant may fulfill Consultant’s obligations under this Agreement, including under this Section 5, (d) the Services to be performed under this Agreement and the results thereof (including without limitation, the Intellectual Property) will be the original work of Consultant, free and clear of any claims or encumbrances of any kind, and will not infringe any patent, copyright or other proprietary right or violate or misappropriate a trade secret of any person or entity, (e) any Intellectual Property provided in electronic form include no computer instructions whose purpose is to disrupt or damage or interfere with the use of computer and telecommunications facilities or to perform functions which are not an appropriate part of the functionality of the Intellectual Property and whose intended result is to disrupt processing, (f) Consultant’s performance of the Services does not and will not violate or conflict with or result in a breach of any terms, conditions, duties or obligations Consultant has to any third party or any other rights of any third party and (g) the Intellectual Property will function according to the applicable description or specifications in the relevant Statement of Work.

5.5

Notwithstanding the above, Company shall be permitted to publicly disclose: (i) the ownership structure of Consultant as set forth on Schedule I (or as hereafter updated), subject to Section 3.4.1; (ii) any information related to direct or indirect material interests of “related persons” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of Company received in connection with this Agreement or any related Statement of Work; or (iii) the terms and conditions of this Agreement and any related Statements of Work, and any other information related to the parties entry into this Agreement or the performance of the Services, that Company deems reasonably necessary, in its sole discretion, to disclose in order to comply with applicable state and federal securities laws. For any other public disclosures that may be considered confidential or proprietary to Consultant, Company shall provide Consultant with the content of such disclosure and obtain prior written consent from Consultant before such disclosure shall be permitted.

6.	NON-SOLICITATION AND NON-COMPETE

6.1

During the Term of this Agreement and for a period of twelve (12) months following the expiration or termination of this Agreement (“Termination Date”), Consultant shall not, on behalf of any Competing Business (defined below): (i) directly employ, attempt to employ, recruit or otherwise solicit, induce or influence any person to leave employment with Company; or (ii) directly solicit or encourage any customer (customers shall include then current customers of Company and customers for whom Company did work during the twelve (12) months prior to Termination Date) or prospective customer or supplier or prospective supplier to terminate or otherwise modify adversely its business relationship with Company; provided that any and all prospective customers or prospective suppliers of Company to which this Section 6 shall apply shall be provided to Consultant in writing. Consultant understands that the restrictions set forth in this Section 6 are intended to protect Company’s interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term “Competing Business” shall mean a business conducted anywhere in the United States, Canada or abroad which engages in or provides medical billing, code scrubbing and/or claims auditing software and/or services.

6.2

During the Term of this Agreement and for a period through the Termination Date, Company shall not, directly or indirectly, solicit or encourage any person to leave the employment or other service of Consultant or its affiliates without first providing prior written notification to Consultant specifying Company’s intent in reasonable detail and providing Consultant a reasonable opportunity to introduce Company’s potential solicitation to such person.

7.	TERMINATION.

7.1

During the Initial Term, Company may terminate this Agreement or any Statement of Work without Cause (as defined below), and without penalty, upon six months’ advanced written notice to Consultant (or with respect to any particular Service, such shorter or longer period as may be provided in an applicable Statement of Work). Following the Initial Term, either party hereto may terminate this Agreement or any Statement of Work without Cause, and without penalty, upon six months’ advanced written notice to the other party (or with respect to any particular Service, such shorter or longer period as may be provided in an applicable Statement of Work).

7.2

Either party hereto may terminate this Agreement at any time as a result of a material breach of this Agreement or any Statement of Work (individually and collectively, “Cause”), provided that the alleged breaching party must be provided with written notice of such Cause and offered thirty (30) days to cure the violation after receiving notice. If the alleged breach is not cured by the end of the thirty (30) day period, then the non-breaching party may terminate this Agreement and the applicable Statement of Work immediately upon written notice to the other party. In the event of such termination, Consultant shall be entitled to all compensation earned for Services performed, but shall not be entitled to any compensation with respect to Services not yet performed, or deliverables not yet delivered.

7.3

In addition, Company may terminate this Agreement immediately upon written notice to Consultant in the event that Consultant, or any of its affiliates or permitted subcontractors directly or indirectly providing any of the Services, comes under the direct or indirect control of any Competing Business. Consultant shall provide Company with notice of any such change of control involving a Competing Business at least thirty (30) days in advance of such change of control.

7.4

Upon termination or expiration of this Agreement for any reason, each party hereto shall promptly return any tangible or intangible property owned by the other party and will immediately cease to use any Intellectual Property licensed by the other party under this Agreement and will return any Confidential Information. Any work or deliverables in progress that Consultant may be in possession of as of the date of termination or expiration shall, upon payment of all amounts due Consultant hereunder, be provided immediately to Company, and such work/deliverables shall be subject to Section 5 of this Agreement.

8.	FORCE MAJEURE.

If, during the Term of this Agreement, the business of either party hereto is materially hampered, interrupted or interfered with by reason of any act of God, epidemic, fire, strike, walkout, lockout, labor dispute, governmental order, enemy, war, riot, civil commotion, inability to procure materials and/or equipment, or any other cause or causes beyond the control of such party, whether of the same or any other nature, the obligations of such party will, at its election by written notice to the other party, be suspended. Either party hereto may, at its election by written notice, add a period of time equal to all or any part of the period of that suspension to the applicable period of time, and the dates for the commencement of any subsequent applicable period under this Agreement shall be correspondingly postponed.

9.	INDEMNIFICATION AND INSURANCE.

Consultant will indemnify, defend and hold harmless Company, its officers, directors, employees, and agents, from any and all claims, losses, damages, liabilities, judgments, or settlements, including reasonable attorneys’ fees, costs and other expenses, incurred by Company on account of any act, omission, breach of this Agreement, or other activity conducted by Consultant or its agents or employees in connection with this Agreement. This Section 9 will survive the termination or expiration of this Agreement. Consultant shall maintain sufficient insurance to fully cover Consultant’s obligations hereunder. Consultant shall further provide satisfactory evidence of such insurance to Company upon request.

10.	MISCELLANEOUS

10.1

This Agreement and any Statements of Work attached to this Agreement, and any amendments hereto or thereto, set forth the entire agreement and understanding of the parties hereto and supersede all prior oral or implied representations, commitments and undertakings between the parties hereto or their representatives, including the Original Agreement and the Original SOWs. None of the terms or provisions of this Agreement will be modified or waived, and this Agreement may not be amended except by a written instrument signed by the party hereto against which modifications or waiver or amendment is to be enforced. No waiver of any one provision shall be considered a waiver of any other provision and the fact that an obligation is waived for a period of time shall not be considered to be a continuing waiver. All remedies available to either party hereto for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

10.2

All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) of Consultant against Company that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against Company. Company’s non-party affiliates which include, but are not limited to, any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, or representative of, shall have no liability for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement.

10.3

If any provision of this Agreement is declared to be invalid or unenforceable, in whole or in part, that invalidity or unenforceability will not affect the remaining provisions of this Agreement, which will remain in full force and effect and the invalid and unenforceable provision will be considered modified and limited only to the extent necessary in order to make the provision enforceable.

10.4

This Agreement will be construed, interpreted, and governed in accordance with the laws of the State of Georgia. The sole jurisdiction and venue for any litigation arising out of this Agreement shall be the federal court for the Northern District of Georgia (when jurisdiction therein is proper), or the state or superior court of Carroll County, Georgia.

10.5

During the Term of this Agreement and thereafter, Consultant will comply with all applicable federal, state and local laws, rules, and regulations with respect to privacy and Protected Health Information, including, without limitation, The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the HIPAA Privacy Rules and Security Rules.

10.6	Nothing contained in this Agreement will be construed to impose any obligation on Company or Consultant to renew this Agreement or any portion of it.

10.7

This Agreement may be executed in one or more counterparts by the parties hereto. All counterparts will be construed together and will constitute one agreement. The parties hereto agree that electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Any photocopy or electronic scan of this Agreement, or any counterpart, shall be deemed the equivalent of an original.

10.8	Section(s) 2.2, 4, 5, 6, 7, 9 and 10 shall survive expiration or termination of this Agreement.

10.9

Notices required by this Agreement will be in writing and addressed as indicated in the first paragraph above, or as specified by subsequent written notice by the party hereto whose address has changed. Said notices will be sent by personal delivery, mail, e-mail or other reliable manner of delivery.

10.10

This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party hereto without the prior written consent of the other party; provided, however, that this Agreement and the rights and obligations of Company hereunder may be assigned and delegated by Company in connection with the Merger without the prior written consent of Consultant. Any assignment or attempted assignment in contravention of this section shall be deemed null and void. Subject to the foregoing, the rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors and permitted assigns.

10.11

Consultant agrees to perform the Services as set forth in the applicable Statement of Work to this Agreement. Consultant acknowledges that Company has obligations to its customers and/or other third parties which require timely completion by Consultant of the Services, and therefore that expeditious completion by Consultant of the Services is of utmost importance. Consultant will not permit any other activities to interfere with the timely completion of Services. Consultant agrees to notify Company promptly if, at any time, it appears that Consultant will not be able to complete the Services or any task on time.

10.12

Consultant agrees that (a) at all times during the Term, Consultant shall maintain its corporate existence and shall maintain sufficient assets to adequately service Company under this Agreement and all applicable Statements of Work between the parties hereto and (b) from and after the consummation of the Merger and until the end of the Initial Term, Consultant shall maintain cash assets in amount equal to at least 50% of the proceeds received in the Merger, in each case, unless otherwise consented to in writing by Company.

10.13

Consultant understands that pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Consultant further understands that nothing contained in this Agreement limits Consultant’s ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to Company, or (B) share compensation information concerning Consultant or others, except that this does not permit Consultant to disclose compensation information concerning others that Consultant obtains because Consultant’s job responsibilities require or allow access to such information.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

180 CONSULTING, INC.	STREAMLINE HEALTH SOLUTIONS, INC.
Name: Greg Shilling	Name: Ben Stilwill
Title: President and Secretary	Title: Chief Executive Officer
/s/ Greg Shilling (Signature)	/s/ Ben Stilwill (Signature)
Date: 5/29/2025	Date: 5/29/2025

Schedule I

Ownership of Consultant

From Original Effective Date through February 29, 2024 (as 180 Consulting, LLC):

Member	Ownership Interest
Johnathan Samples	50%
Greg Shilling	50%

Since March 1, 2024 (as 180 Consulting, Inc.):

Stockholder	No. Shares of Common Stock
Johnathan Samples	50
Greg Shilling	50

Certain identified information has been omitted from this document because it is both not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

APPENDIX A

AMENDED AND RESTATED

STATEMENT OF WORK # 1

This Amended and Restated Statement of Work # 1 (this “Restated SOW # 1”), effective as of May 29, 2025 (the “Effective Date”), is made by and between STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Company”), with its principal place of business at 2400 Old Milton Parkway, #1353, Alpharetta, Georgia 30009, and 180 CONSULTING, INC., a Georgia corporation (formerly 180 Consulting LLC, a Georgia limited liability company) (“Consultant”), with its principal place of business at 121 Greenway Boulevard, Carrollton, GA 30117, under the following circumstances:

A. Company and Consultant entered into that certain Master Services and Non-Disclosure Agreement, dated as of March 19, 2020, as amended by that certain First Amendment to Master Services and Non-Disclosure Agreement, dated as of February 1, 2021 (collectively and as amended, the “Original Agreement”), under which Consultant has provided or is providing the services set forth in one or more Statements of Work (as defined in the Original Agreement) (the “Existing SOWs”).

B. As of the date hereof, Company and Consultant are parties to two Existing SOWs, including that certain Statement of Work # 1, dated as of January 1, 2024 (the “SOW # 1 Original Effective Date”), as amended by that certain First Amendment to Statement of Work # 1, dated as of September 1, 2024 (collectively and as amended, the “Original SOW # 1”), for the provision of certain software development resources specified therein.

C. Company is entering into an Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”), by and among Mist Holding Co., a Delaware corporation (“Acquiror”), MD BE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), and Company, pursuant to which and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Company (the “Merger”), with Company surviving the Merger as a wholly owned subsidiary of Acquiror.

D. In connection with the Merger, on the date hereof, the parties are amending and restating the Original Agreement in its entirety by entering into that certain Amended and Restated Master Services and Non-Disclosure Agreement, dated as of even date herewith (as amended or modified from time to time, the “Restated Agreement”) and desire to simultaneously amend and restate the Original SOW # 1 in its entirety to read as set forth in this Restated SOW # 1.

E. All capitalized terms used herein but otherwise undefined shall have the meanings ascribed to such terms in the Restated Agreement.

NOW, THEREFORE, by mutual agreement of the parties hereto and in mutual consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Project: Software Development Resources

Consultant Resources / Time Allocation

“Consultant Resource” refers to an employee or contractor of Consultant that will perform one (1) or more tasks (or a portion thereof) in connection with this Restated SOW # 1. Consultant’s sole responsibility under the terms of this Restated SOW # 1 is to provide designated Consultant Resources to perform software development and support services under the direction and guidance of Company’s technical leadership.

Consultant agrees to provide Company with the following Consultant Resources, which resources, for the purposes of committed utilization and associated compensation, fall into the designations set forth below.

“Fully Allocated Resources” are Consultant Resources whose time allocation is exclusive to this Restated SOW and its associated Term (as hereinafter defined) and include the following:

●         VP, Product Manager

●         Software Architect & Senior Development Engineer

●         Business Analyst / Project Manager

●         Senior Software Engineer

●         Software Engineer

●         Software Engineer

●         Quality Assurance Engineer

●         L3 Support Engineer

“Partially Allocated Resources” are Consultant Resources whose time allocation is non-exclusive to this Restated SOW and its associated Term and include the following:

●         Chief Technology Officer & AI Software Architect

●         Interoperability Engineer

●         Interoperability CTO & Architect

●         Interoperability Project Manager

Each Consultant Resource’s actual allocation of time to this project will vary each month based on Company’s then current priorities and focus. Consultant’s estimate of the monthly time allocation by each Consultant Resource as of the Effective Date is attached hereto as Exhibit A and incorporated herein by reference. Exhibit A represents Consultant’s reasonable efforts to estimate each Consultant Resource’s monthly time allocation to the project based on a standard forty (40) hour workweek.

Service Fees	[***]
Prior Invoices	[***]
Term and Termination

The term of this Restated SOW # 1 commenced as of the SOW # 1 Original Effective Date and shall continue until March 31, 2026 (the “Initial Term”). Following the Initial Term, the term of this Restated SOW # 1 shall automatically renew for successive periods of twelve (12) months (each, a “Renewal Term”), unless (a) Company provides written notice to Consultant that it does not desire to extend the term of this Restated SOW # 1 at least ninety (90) days prior to the expiration of Initial Term, or (b) following the Initial Term, either party hereto provides written notice to the other party that it does not desire to extend the term of this Restated SOW # 1 at least ninety (90) days prior to the expiration of the then-current Renewal Term. The Initial Term and any Renewal Term(s) are collectively referred to herein as the “Term.”

Notwithstanding anything to the contrary in the Restated Agreement, except in the instance of termination for Cause, there shall be no right of termination of this Restated SOW # 1 by Consultant during the Initial Term. Furthermore: (i) during the Initial Term, Company shall have the right to terminate one (1) or more Consultant Resources and/or this entire Statement of Work, without Cause and without penalty, upon ninety (90) days advanced written notice to Consultant; and (ii) following the Initial Term, each party hereto shall have the right to terminate one (1) or more Consultant Resources and/or this entire Statement of Work, without Cause and without penalty, upon ninety (90) days advanced written notice to the other party. Any Consultant Resource and/or this entire Statement of Work may also be terminated at any time upon the mutual written agreement of the parties. Any purported termination of this Restated SOW # 1 by either party hereto for Cause shall be conducted in accordance with Section 7.2 of the Restated Agreement.

Notwithstanding the foregoing, no termination of one (1) or more Consultant Resources and/or this Restated SOW # 1 shall affect Company’s obligation to pay all Service Fees incurred but unpaid before the date of such termination or entitle Company to any refund of any portion of Service Fees paid prior to the date of such termination for Services provided prior to the date of such termination.

Upon any termination of any Consultant Resource in accordance with the foregoing, the Service Fee Schedules set forth on Exhibit A shall be deemed automatically amended to remove such Consultant Resource and any portion of the Service Fees attributable thereto, effective as of the date of such termination.

For the avoidance of doubt, this “Term and Termination” section of this Restated SOW # 1 shall survive any termination of this Restated SOW # 1 or the Restated Agreement.

Payment Terms	[***]

All aforementioned Consultant Resources, Time Allocation, Service Fees, Term and Payment Terms are based on Consultant’s current understanding of Company’s requirements, and these estimates are subject to change based on ongoing dialog and discovery of Company’s detailed requirements. If these project updates result in a material change to the overall project, Consultant shall provide a written estimate update, which Company retains the right to review and approve.

The provisions of the Restated Agreement are incorporated by reference and made a part of this Restated SOW # 1. This Restated SOW # 1, including any schedules and exhibits attached hereto, together with the Restated Agreement, shall constitute the entire agreement of the parties hereto with regard to the subject matter contained herein and supersede all prior oral or implied representations, commitments and undertakings between the parties hereto or their representatives with regard to the subject matter contained herein, including the Original Agreement and the Original SOW # 1. To the extent that the terms of this Restated SOW # 1 and the Restated Agreement are inconsistent, the terms of this Restated SOW # 1 shall control.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

180C CONSULTING, INC.	STREAMLINE HEALTH SOLUTIONS, INC.
Name: Greg Shilling	Name: Ben Stilwill
Title: President & Secretary	Title: CEO
/s/ Greg Shilling (Signature)	/s/ Benjamin L. Stilwill (Signature)
Date: 05/29/2025	Date: 05/29/2025

EXHIBIT A

RESOURCE TIME ALLOCATION & SERVICE FEES SCHEDULES

Resource Time Allocation:

CONSULTANT RESOURCE	Allocation %
VP, Product Manager	100%
Software Architect & Senior Development Engineer	100%
Business Analyst / Project Manager	100%
Senior Software Engineer	100%
Software Engineer	100%
Software Engineer	100%
Quality Assurance Engineer	100%
L3 Support Engineer	100%
CTO & AI Software Architect	13%
Interoperability Engineer	50%
Interoperability CTO & Architect	38%
Interoperability Project Manager	38%

% = estimated time allocation per month for each Consultant Resources

Service Fee Schedule:

OPTION 1:

Cash Service Fee Schedule

CONSULTANT RESOURCE	Hourly Rate	Monthly Payment ($)
VP, Product Manager	[***]	[***]
Software Architect & Senior Development Engineer	[***]	[***]
Business Analyst / Project Manager	[***]	[***]
Senior Software Engineer	[***]	[***]
Software Engineer	[***]	[***]
Software Engineer	[***]	[***]
Quality Assurance Engineer	[***]	[***]
L3 Support Engineer	[***]	[***]
CTO & AI Software Architect	[***]	[***]
Interoperability Engineer	[***]	[***]
Interoperability CTO & Architect	[***]	[***]
Interoperability Project Manager	[***]	[***]
TOTAL MONTHLY SERVICE FEES		[***]

OPTION 2:

Cash / Equity Service Fee Schedule

CONSULTANT RESOURCE	Hourly Rate	Cash Portion Monthly Payment ($)	Equity Portion Monthly Equity ($ Equivalent)*
VP, Product Manager	[***]	[***]	[***]
Software Architect & Senior Development Engineer	[***]	[***]	[***]
Business Analyst / Project Manager	[***]	[***]	[***]
Senior Software Engineer	[***]	[***]	[***]
Software Engineer	[***]	[***]	[***]
Software Engineer	[***]	[***]	[***]
Quality Assurance Engineer	[***]	[***]	[***]
L3 Support Engineer	[***]	[***]	[***]
CTO & AI Software Architect	[***]	[***]	[***]
Interoperability Engineer	[***]	[***]	[***]
Interoperability CTO & Architect	[***]	[***]	[***]
Interoperability Project Manager	[***]	[***]	[***]
TOTAL MONTHLY SERVICE FEES		[***]	[***]

*The number of Common Shares to be issued to satisfy the Equity Portion of the Service Fees shall be equal to the applicable dollar amount set forth in the schedule above, divided by a per share price of [***] (rounded up or down to the nearest whole Common Share). By way of example, if the Equity Portion of the Monthly Service Fees is [***], the total number of Common Shares to be issued to satisfy such Equity Portion shall be [***] Common Shares.

Certain identified information has been omitted from this document because it is both not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

APPENDIX B

AMENDED AND RESTATED

STATEMENT OF WORK # 2

This Amended and Restated Statement of Work # 2 (this “Restated SOW # 2”), effective as of May 29, 2025 (the “Effective Date”), is made by and between STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Company”), with its principal place of business at 2400 Old Milton Parkway, #1353, Alpharetta, Georgia 30009, and 180 CONSULTING, INC., a Georgia corporation (formerly 180 Consulting LLC, a Georgia limited liability company) (“Consultant”), with its principal place of business at 121 Greenway Boulevard, Carrollton, GA 30117, under the following circumstances:

A. Company and Consultant entered into that certain Master Services and Non-Disclosure Agreement, dated as of March 19, 2020, as amended by that certain First Amendment to Master Services and Non-Disclosure Agreement, dated as of February 1, 2021 (collectively and as amended, the “Original Agreement”), under which Consultant has provided or is providing the services set forth in one or more Statements of Work (as defined in the Original Agreement) (the “Existing SOWs”).

B. As of the date hereof, Company and Consultant are parties to two Existing SOWs, including that certain Statement of Work # 2, dated as of January 1, 2024 (the “Original SOW # 2” and the date thereof, (the “SOW # 2 Original Effective Date”), for the license of certain software to Company and services related to such software.

C. Company is entering into an Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”), by and among Mist Holding Co., a Delaware corporation (“Acquiror”), MD BE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), and Company, pursuant to which and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Company (the “Merger”), with Company surviving the Merger as a wholly owned subsidiary of Acquiror.

D. In connection with the Merger, on the date hereof, the parties are amending and restating the Original Agreement in its entirety by entering into that certain Amended and Restated Master Services and Non-Disclosure Agreement, dated as of even date herewith (as amended or modified from time to time, the “Restated Agreement”) and desire to simultaneously amend and restate the Original SOW # 2 in its entirety to read as set forth in this Restated SOW # 2.

E. All capitalized terms used herein but otherwise undefined shall have the meanings ascribed to such terms in the Restated Agreement.

NOW, THEREFORE, by mutual agreement of the parties hereto and in mutual consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Project: Production Deployment of Electronic Health Record (“EHR”) System Integrations

Project Objective

Utilization of the Licensed Software and Associated Software Services, Integration Professional Services and Interoperability Services, each as defined herein, for the production deployment of certain system integrations – including, without limitation, connectivity to customer designated data source system(s) and extraction, transfer and storage of targeted datasets – to facilitate Company’s mission to support healthcare organizations’ use of Company’s eValuator and RevID software systems, respectively, in certain administrative and financial tasks associated with the provision of healthcare.

Grant of License

Subject to the terms of this Restated SOW # 2, Consultant hereby grants to Company a worldwide, nonexclusive, non-sublicensable (except to contractors and service providers acting in such capacity performing services on behalf of Company), non-transferable (except as set forth in the Restated Agreement) license to access, use and exploit the Core Interoperability Engine and the Interoperability Platform further defined and described herein (collectively, the “Licensed Software”) and the Associated Software Services, in all formats existing as of the SOW # 2 Original Effective Date and through the Term, including source code and object code forms thereof, solely as needed for Company’s internal business purposes, which includes, without limitation, utilizing the Licensed Software to service certain customers of Company. Consultant represents and warrants that (i) Consultant has all requisite capacity, power and authority to license the Licensed Software and Associated Software Services to Company, and (ii) the execution, delivery and performance by Consultant of its obligations hereunder, including, without limitation, the grant of licenses to the Licensed Software and Associated Software Services to Company, will not result in any violation or default of any agreement or other contractual obligation that would prevent or impair the full and complete exercise of the license and rights granted to Company under this Restated SOW # 2.

Description of Licensed Software and Associated Software Services	[***]
Description of Integration Professional Services	[***]
Description of Interoperability Services	[***]
Service Level Commitment & Technical Support	[***]
Consultant Resources

“Consultant Resource” refers to an employee or contractor of Consultant that will perform one (1) or more tasks (or a portion thereof) in connection with this Restated SOW # 2. Consultant will commit the appropriate amount of resources and time required to achieve all identified and assigned objectives. In furtherance and without limiting the foregoing, Consultant agrees to make the following Consultant Resources available to support such tasks:

●         Business Analyst & Project Manager

●         Interoperability Systems Engineer

●         Quality Assurance

Term and Termination

The term of this Restated SOW # 2 commenced as of the SOW # 2 Original Effective Date and shall continue until March 31, 2026 (the “Initial Term”). Following the Initial Term, the term of this Restated SOW # 2 shall automatically renew for successive periods of twelve (12) months (the “Renewal Term”), unless (a) Company provides written notice to Consultant that it does not desire to extend the term of this Restated SOW # 1 at least six (6) months prior to the expiration of Initial Term, or (b) following the Initial Term, either party hereto provides written notice to the other party that it does not desire to extend the term of this Restated SOW # 2 at least six (6) months prior to the expiration of the then-current Renewal Term. The Initial Term and any Renewal Term(s) are collectively referred to herein. as the “Term.”

Notwithstanding anything to the contrary in the Restated Agreement, except in the instance of termination for Cause, there shall be no right of termination of this Restated SOW # 2 by Consultant during the Initial Term. Furthermore: (i) during the Initial Term, Company shall have the right to terminate this Statement of Work, without Cause and without penalty, upon six (6) months’ advanced written notice to Consultant; and (ii) following the Initial Term, each party hereto shall have the right to terminate this Restated SOW # 2, without Cause and without penalty, upon six (6) months advanced written notice to the other party. This Statement of Work may also be terminated at any time upon the mutual written agreement of the parties. Any purported termination of this Restated SOW # 2 by either party hereto for Cause shall be conducted in accordance with Section 7.2 of the Restated Agreement.

In the event of termination of this Restated SOW # 2 (with or without Cause), and in addition to the termination of all of Consultant’s Services described herein, the license of the Licensed Software granted under this Restated SOW # 2 shall also terminate, and Company and Consultant acknowledge and agree that: (i) Company shall immediately cease using and delete, destroy or return all copies of the Licensed Software; (ii) Company shall certify in writing to Consultant that the Licensed Software has been deleted or destroyed; (iii) Company shall return any confidential and/or proprietary information belonging to Consultant; and (iv) Consultant shall provide to Company all data integration mapping details, associated data dictionaries and any other necessary instructions required to migrate Company’s System Integrations to a replacement system. Upon expiration or termination of this Restated SOW # 2, Company shall retain no rights of any nature with respect to the Licensed Software.

Notwithstanding the foregoing, no termination of this Restated SOW # 2 shall affect Company’s obligation to pay all Service Fees (defined below) incurred but unpaid before the date of such termination or entitle Company to any refund of any portion of Service Fees paid prior to the date of such termination for Services provided prior to the date of such termination.

For the avoidance of doubt, this “Term and Termination” section of this Restated SOW # 2 shall survive any termination of this Restated SOW # 2 or the Restated Agreement.

Prior Invoices	[***]
Service Fees	[***]
Expenses	[***]
Payment Terms	[***].

All aforementioned Consultant Resources, Services, Time Allocation, Term and Service Fees are estimates based on Consultant’s current understanding of Company’s requirements, and these estimates are subject to change based on ongoing dialog and discovery of Company’s detailed requirements. If these project updates result in a material change to the overall project, Consultant shall provide a written estimate update, which Company retains the right to review and approve.

The provisions of the Restated Agreement are incorporated by reference and made a part of this Restated SOW # 2. This Restated SOW # 2, including the schedules and exhibits attached hereto, together with the Restated Agreement, shall constitute the entire agreement of the parties hereto with regard to the subject matter contained herein and supersede all prior oral or implied representations, commitments and undertakings between the parties hereto or their representatives with regard to the subject matter contained herein, including the Original Agreement and the Original SOW # 2. To the extent that the terms of this Restated SOW # 2 and the Agreement are inconsistent, the terms of this Restated SOW # 2 shall control.

[SIGNATURE PAGE TO FOLLOW]

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

180 CONSULTING, INC.	STREAMLINE HEALTH SOLUTIONS, INC.
Name: Greg Shilling	Name: Ben Stilwill
Title: President & Secretary	Title: Chief Executive Officer
/s/ Greg Shilling (Signature)	/s/ Benjamin L. Stilwill (Signature)
Date: 5/29/2025	Date: 5/29/2025

Schedule 1

Service Fees

The Service Fees for the license of the Licensed Software and the Services associated therewith shall consist of the following:

[***]

Schedule 2

Service Level Commitment

The following is Consultant’s Service Level Commitment with respect to the Hosted Services.

[***]

Schedule 3

Technical Support

The following is Consultant’s Technical Support commitment with respect to the Licensed Software:

[***]